EXHIBIT 10.2

FIRST AMENDMENT TO SECURITIES PURCHASE AGREEMENT

This FIRST AMENDMENT TO SECURITIES PURCHASE AGREEMENT (the “Amendment”), effective as of November __, 2007 (the “Effective Date”), is by and among Customer Acquisition Network Holdings, Inc., a Delaware corporation (the “Company”), Longview Marquis Master Fund, L.P., a British Virgin Islands limited partnership and Alpha Capital Anstalt, a Liechtenstein corporation (each, a “Buyer” and, collectively, the “Buyers”). Capitalized terms used in this Amendment but not defined herein have the meaning set forth in the SPA (as defined below).

WHEREAS, the Company and the Buyers entered into that certain Securities Purchase Agreement (the “SPA”), dated as of November 15, 2007, in which the Company has agreed to sell the Notes to each of the Buyers;

WHEREAS, pursuant to the terms of this Amendment, the Company and the Buyers desire to amend the SPA provisions related to the Company’s deposit accounts;

NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein and in the SPA, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each of the parties hereto, intending to be legally bound, hereby agrees as follows:

1. Amendments to SPA.

(a) Section 4(h) of the SPA is hereby amended to add the following at the end thereof (immediately prior to the period):

“and for all costs, fees and expenses that the Collateral Agent or any Buyer pays to Wachovia Bank, National Association (‘Wachovia’) pursuant to that certain Account Control Agreement to be entered into by Customer Acquisition Network, Inc., the Collateral Agent and Wachovia, as depositary bank”

(b) Section 4(v) of the SPA is hereby amended and restated to read in its entirety as follows:

“v. The Company shall transfer all funds on deposit in each Excluded Account on a daily basis to one or more deposit account(s) that are subject to an Account Control Agreement to which the Collateral Agent is a party and which is in form and substance satisfactory to the Collateral Agent; provided, however, that the Company may hold (i) not more than $194,000 in the account described in clause (i) of the definition of the term Excluded Account at any time during the period commencing on the Closing Date and ending on the forty-fifth (45th) day after the Closing Date, (ii) not more than $303,326 in the account described in clause (ii) of the definition of the term Excluded Account at any time during the period commencing on the Closing Date and ending on the forty-fifth (45th) day after the Closing Date, and (iii) not more than $100 in the account described in clause (iii) of the definition of Excluded Account (the “Savings Account”) at any time during the period commencing on the Closing Date and ending on the tenth (10th) day after the Closing Date. The Company shall deliver, or cause to be delivered, to the Collateral Agent on or prior to the forty-fifth (45th) day after the Closing Date evidence of the closing of the Excluded Accounts described in clauses (i) and (ii) above, in form and substance satisfactory to the Collateral Agent, and transfer all funds on deposit in such Excluded Accounts to one or more deposit account(s) that are subject to an Account Control Agreement to which the Collateral Agent is a party and which is in form and substance satisfactory to the Collateral Agent. The Company shall deliver, or cause to be delivered, to the Collateral Agent (as defined in the Security Agreement) on or prior to the tenth (10th) day after the Closing Date evidence of the closing of the Savings Account, in form and substance satisfactory to the Collateral Agent, and transfer all funds on deposit in the Savings Account to one or more deposit account(s) that are subject to an Account Control Agreement to which the Collateral Agent is a party and which is in form and substance satisfactory to the Collateral Agent. Following the closing the Excluded Accounts, no funds of the Company or any of its Subsidiaries shall be held in any accounts other than accounts that are not Excluded Accounts and that are covered by Account Control Agreements”

(c) Section 4(w) of the SPA is hereby amended and restated to read in its entirety as follows:

“w. The Company shall not direct any customer, client or remitter of funds to the Company to remit payments to any Excluded Account after the Closing Date.”

(d) Section 4(x) of the SPA is hereby amended and restated to read in its entirety as follows:

“x. The Company shall irrevocably direct, and use its reasonable best efforts to cause, every customer, client or remitter of the Company or any of the Subsidiaries as of the Closing Date to thereafter pay all amounts payable by such customer, client or remitter to a deposit account of the Company or such Subsidiary which is not an Excluded Account and shall require that every Person that becomes a customer, client or remitter of the Company or any of the Subsidiaries after the Closing Date to pay, at all times, all amounts payable by such customer, client or remitter of the Company or such Subsidiary to a deposit account of the Company or such Subsidiary which is not an Excluded Account.”

(e) Section 8(o) of the SPA is hereby amended and restated to read in its entirety as follows:

“o. The Company shall have delivered, or have caused to be delivered, to the Collateral Agent Account Control Agreements with respect to all deposit accounts (other than the Excluded Accounts) of the Company and its Active Subsidiaries, executed by the Company and/or its Subsidiaries, as applicable, and the applicable financial institutions.”

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(f) Section 8(p) of the SPA is hereby amended and restated to read in its entirety as follows:

“p. The Company shall have transferred all funds on deposit in the Excluded Accounts to one or more deposit account(s) that are subject to an Account Control Agreement; provided, however, that, on the Closing Date, the Company may hold (i) not more than $194,000 in the account described in clause (i) of the definition of the term Excluded Account, (ii) not more than $303,326 in the account described in clause (ii) of the definition of the term Excluded Account, and (iii) not more than $100 in the Savings Account.”

(g) Section 8(q) of the SPA is hereby deleted in its entirety.

(h) The definition of “Excluded Account” in the Appendix to the SPA is hereby amended and restated to read in its entirety as follows:

“’Excluded Accounts’ means (i) account number 009484493016 in the name of Desktop Interactive, Inc. maintained at Bank of America, N.A., (ii) account number 229009782401 in the name of Desktop Acquisition Sub, Inc. maintained at Bank of America, N.A., and (iii) account number 004433333900 in the name of Desktop Acquisition Sub, Inc. maintained at Bank of America, N.A.”

2. Ratification and Confirmation of SPA. The Company hereby adopts, ratifies and confirms the SPA, as amended hereby, and acknowledges and agrees that the SPA, as amended hereby, is and remains in full force and effect. The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of any Buyer under the SPA or the other Transaction Documents, nor constitute an amendment or waiver of any other provision of the Transaction Documents. All references to the SPA (including any term used to mean the SPA) in any of the Transaction Documents or in any other document, instrument, agreement or writing shall hereafter be deemed to refer to the SPA as modified by this Amendment.

3. Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Amendment shall be governed by the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of New York.

4. Entire Agreement. The SPA, as amended by this Amendment, and the other Transaction Documents supersede all other prior oral or written agreements between each Buyer, the Company, their affiliates and persons acting on their behalf with respect to the matters discussed herein.

5. Section Headings. The section headings herein are for convenience of reference only, and shall not affect in any way the interpretation of any of the provisions hereof.

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6. Counterparts. This Amendment may be executed and delivered in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement, and shall become effective when counterparts have been signed by each party hereto and delivered to the other parties hereto, it being understood that all parties need not sign the same counterpart. In the event that any signature to this Amendment is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof. No party hereto shall raise the use of a facsimile machine or e-mail delivery of a “.pdf” format data file to deliver a signature to this Amendment or the fact that such signature was transmitted or communicated through the use of a facsimile machine or e-mail delivery of a “.pdf” format data file as a defense to the formation or enforceability of a contract, and each party hereto forever waives any such defense.

7. Successors. This Amendment shall be binding upon and inure to the benefit of the parties and their respective successors and assigns, including any purchasers of the Securities.

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IN WITNESS WHEREOF, the Company and the Buyers have executed this Amendment as of the Effective Date.

COMPANY:

CUSTOMER ACQUISITION NETWORK HOLDINGS, INC.

By:	/s/ Bruce Kreindel
Name:	Bruce Kreindel
Title:	CFO

Signature Page to First Amendment to Securities Purchase Agreement

BUYERS:

LONGVIEW MARQUIS MASTER FUND, L.P., a British Virgin Islands limited partnership By: Viking Asset Management, LLC Its: Investment Advisor

By:	/s/ S. Michael Rudolph
Name:	S. Michael Rudolph
Title:	CFO

Signature Page to First Amendment to Securities Purchase Agreement

ALPHA CAPITAL ANSTALT, a Liechtenstein corporation

By:	/s/ Konrad Ackerman
Name:	Konrad Ackerman
Title:	Director

Signature Page to First Amendment to Securities Purchase Agreement